Exhibit 99.1

Preliminary - subject to completion FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF APOLLO STRATEGIC GROWTH CAPITAL THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Sanjay Patel and James Crossen (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the ordinary shares of Apollo Strategic Growth Capital (“APSG”), a Cayman Islands exempted company, that the undersigned is entitled to vote (the “Shares”) at the Extraordinary General Meeting of shareholders of APSG to be held on [•] at 9:00 a.m. Eastern Time, at the offices of Walkers (190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands) (the “Extraordinary General Meeting”), and at any adjournments and/or postponements thereof. The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting. Capitalized terms used but not defined herein have the meanings given to them in the enclosed proxy statement. Notwithstanding the order in which the proposals are set out herein, APSG may put the below proposals in such order as it may determine at the Extraordinary General Meeting. You may attend the Extraordinary General Meeting via live webcast by visiting https://www.cstproxy.com/apsg/2022, or telephonically by dialing (800) 450-7155 (within the U.S. and Canada) and (857) 999-9155 (outside the U.S. and Canada), conference ID: 3040979#. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 7. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on reverse side) P R O X Y Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on [•]. This notice of Extraordinary General Meeting and the accompanying Proxy Statement are available at: [•]

Please mark vote as indicated in this example X Apollo Strategic Growth Capital — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 7. FOR AGAINST ABSTAIN Proposal No. 1 — The Domestication Proposal — to consider and vote upon a proposal to approve by special resolution under Cayman Islands law, assuming the Business Combination Proposal is approved and adopted, the change of APSG’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication” and such proposal, the “Domestication Proposal”); Proposal No. 2 — The Amendment Proposal — to consider and vote upon a proposal to approve by special resolution under Cayman Islands law, assuming the Business Combination Proposal and the Domestication Proposal are approved and adopted, the Acquiror Delaware Certificate, which, if approved, would take effect substantially concurrently with the effectiveness of the Domestication; Proposal Nos. 2A through 2K — The Unbundling Precatory Proposals — to approve, on a non-binding advisory basis, certain governance provisions in the Acquiror Delaware Certificate, which are being presented separately in accordance with United States Securities and Exchange Commission guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, as eleven sub-proposals; Proposal No. 2A — to increase the authorized share capital from 361,000,000 shares consisting of 300,000,000 Acquiror Class A Ordinary Shares, 60,000,000 Acquiror Class B Ordinary Shares, and 1,000,000 undesignated preferred shares, par value $0.00005 per share, to authorized capital stock of shares, consisting of (i) 3,000,000,000 shares of Domesticated Acquiror Class A Common Stock, (ii) 3,000,000,000 shares of Domesticated Acquiror Class B Common Stock, (iii) 20,420,250 shares of Domesticated Acquiror Class X Common Stock and (iv) 10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”); Proposal No. 2B — to provide that the Acquiror Delaware Certificate may be amended, altered or repealed by the affirmative vote of the holders of at least 66 2/3% of all the then outstanding shares of stock entitled to vote, voting together as a single class in addition to any other vote required by the Acquiror Delaware Certificate or otherwise required by law; Proposal No. 2C — to provide that (i) each holder of record of Domesticated Acquiror Class A Common Stock, Domesticated Acquiror Class B Common Stock and Domesticated Acquiror Class X Common Stock (solely prior to the automatic conversion thereof to shares of Domesticated Acquiror Class A Common Stock upon the Closing) will be entitled to vote on the election or removal of directors, voting together as a single class, (ii) any vacancy on the board of directors shall be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, or by the stockholders at a special meeting of the stockholders called by or at the direction of the board of directors for such purpose and (iii) any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) may be removed only for cause and only upon the affirmative vote of the holders of at least 662/3% in voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class; Proposal No. 2D — to elect not to be governed by Section 203 of the DGCL; Proposal No. 2E — to provide that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, another state or federal court located within the State of Delaware, shall be the exclusive forum for certain actions and claims; Proposal No. 2F — to provide that each holder of record of Domesticated Acquiror Class A Common Stock, Domesticated Acquiror Class B Common Stock and Domesticated Acquiror Class X Common Stock (solely prior to the automatic conversion thereof to shares of Domesticated Acquiror Class A Common Stock upon the Closing) be entitled to one vote per share on all matters which stockholders generally are entitled to vote; Proposal No. 2G — to provide that subject to applicable law and the rights of any holders of outstanding Preferred Stock, (i) each holder of Domesticated Acquiror Class A Common Stock and Domesticated Acquiror Class X Common Stock (solely prior to the automatic conversion thereof to shares of Domesticated Acquiror Class A Common Stock upon the Closing) shall be entitled to receive, ratably with the other participating shares, such dividends and other distributions as may from time to time be declared by the PubCo Board, (ii) holders of Domesticated Acquiror Class B Common Stock shall not be entitled to receive dividends or other distributions, except that, in the case of a liquidation, dissolution or winding up of PubCo, holders of Domesticated Acquiror Class B Common Stock shall have the right to receive their ratable share of PubCo’s remaining assets, up to the par value of such shares of Domesticated Acquiror Class B Common Stock and (iii) dividends may be declared on any one class of common stock payable in additional shares of such class if and only if, substantially concurrently therewith, like dividends are declared on each other class of common stock payable in additional shares of such other class at the same rate per share; Proposal No. 2H — to eliminate various provisions in the Existing Organizational Documents applicable only to blank check companies, including the provisions requiring that APSG have net tangible assets of at least $5,000,001 immediately prior to, or upon such consummation of, a business combination; Proposal No. 2I — to restrict holders of Domesticated Acquiror Class B Common Stock from transferring their shares of Domesticated Acquiror Class B Common Stock unless such holder also transfers an equal number of Opco B Ordinary Shares in accordance with the GBT Amended & Restated M&A; Proposal No. 2J — to allow PubCo, subject to the terms of the Business Combination Agreement, the Acquiror Delaware Certificate and the Acquiror Delaware Bylaws, to take all such actions as are contemplated by the Business Combination Agreement to cause the issuance of its equity securities as called for by the Egencia Equity Contribution Agreement and in accordance with the Acquiror Delaware Certificate, including any issuances, redemptions and cancellations and/or adjustments for no consideration; Proposal No. 2K — to require PubCo to issue, reserve for issuance, cancel and/or redeem certain of its equity securities in accordance with the terms of the Exchange Agreement; Proposal No. 3 — The Business Combination Proposal — to consider and vote upon a proposal to approve by ordinary resolution under Cayman Islands law and adopt, assuming the Domestication Proposal and Amendment Proposal are approved, the Business Combination Agreement (as amended from time to time, the “Business Combination Agreement”), dated as of December 2, 2021, by and between APSG and GBT JerseyCo Limited, a company limited by shares incorporated under the laws of Jersey (“GBT”), and the transactions contemplated thereby, including any future exchanges under the Exchange Agreement (the “Business Combination Proposal”). Upon consummation of the transactions contemplated by the Business Combination Agreement, including the Domestication, PubCo will own all of the voting shares of GBT; Proposal No. 4 — The Issuance Proposal — to consider and vote upon a proposal to approve by ordinary resolution under Cayman Islands law, assuming the Domestication Proposal, the Amendment Proposal and the Business Combination Proposal are approved and adopted, for the purposes of complying with the applicable listing rules of the New York Stock Exchange, the issuance of Domesticated Acquiror Class A Common Stock to the PIPE Investors (as defined below) pursuant to the PIPE Subscription Agreements (as defined below) (the “Issuance Proposal”); Proposal No. 5 —The Equity Incentive Plan Proposal — to consider and vote upon a proposal to approve by ordinary resolution under Cayman Islands law, assuming the Domestication Proposal, the Amendment Proposal, the Business Combination Proposal and the Issuance Proposal are approved and adopted, the Global Business Travel Group, Inc. 2022 Equity Incentive Plan, a copy of which is attached to this proxy statement/prospectus as Annex E (the “Equity Incentive Plan Proposal”); Proposal No. 6 — The ESPP Proposal — to consider and vote upon a proposal to approve by ordinary resolution under Cayman Islands law, assuming the Domestication Proposal, the Amendment Proposal, the Business Combination Proposal, the Issuance Proposal, and the Equity Incentive Plan Proposal are approved and adopted, the Global Business Travel Group, Inc. Employee Stock Purchase Plan (the “ESPP”), a copy of which is attached to this proxy statement/prospectus as Annex F (the “ESPP Proposal” and, collectively with the Business Combination Proposal, the Domestication Proposal, the Amendment Proposal (excluding the Unbundling Precatory Proposals), the Issuance Proposal and the Equity Incentive Plan Proposal, the “Condition Precedent Proposals”); and Proposal No. 7 — The Adjournment Proposal — if put to the meeting, to consider and vote upon a proposal to approve by ordinary resolution under Cayman Islands law the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the proxies held at the time of the Special Meeting, any of the Condition Precedent Proposals would not be duly approved and adopted by our shareholders or we determine that one or more of the closing conditions under the Business Combination Agreement is not satisfied or waived (the “Adjournment Proposal”). Dated: , 2022 Signature (Signature if held Jointly) When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person. The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each of Proposals 1 through 7. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN